                                    EXHIBIT I



Item 3

         (b)  X  Bank as defined in Section 3(a)(b) of the Act

                 Chancellor LGT Trust Company

         (c) X Investment Adviser registered under Section 203 of the Investment Advisers Act of 1940.

                 Chancellor LGT Asset Management, Inc.